Exhibit 5.1

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue

Washington, District of Columbia 20004

January 22, 2021

Petros Pharmaceuticals, Inc.

1185 Avenue of the Americas, 3rd Floor
New York, New York 10036

Re:	Petros Pharmaceuticals, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Petros Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 1,078,346 shares of Common Stock, par value $0.0001 per share, of the Registrant (the “Common Stock”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Registrant, the Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan (the “Plan”), and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Common Stock have been duly authorized by the Registrant and, when issued by the Registrant and transferred to plan participants in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the Delaware General Corporation Law and reported judicial decision relating thereto.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP